UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 13, 2007

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EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

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Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2007, Eurobank, the wholly-owned banking subsidiary of EuroBancshares, Inc., and the Board of Directors of Eurobank executed and entered into, without admitting or denying the allegations, a Stipulation and Consent Order (“Stipulation”) with the Federal Deposit Insurance Corp. (“FDIC”) agreeing to the issuance of a Cease and Desist Order (“Order). The Order, which was issued by the FDIC on March 15, 2007, was based upon the findings of the most recent joint examination of the Bank by the FDIC and the Commonwealth of Puerto Rico Office of the Commissioner of Financial Institutions. There were no fines or civil money penalties imposed on the Bank in connection with the examination findings. The joint examination was concluded in October 2006 and the Bank signed the Stipulation on March 13, 2007. Copies of the Stipulation and the Order are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The description contained herein is qualified in its entirety by reference to the terms of the Stipulation and the Order attached hereto.

The findings set out in the joint Report of Examination concluded that the Bank Secrecy Act/Anti-Money Laundering Program (“BSA Program”) at the Bank was deficient based upon allegations of inadequate training for bank personnel, an inadequate system of independent testing for BSA compliance, failure to comply with certain recordkeeping requirements, and failure to comply completely with the rules of the Office of Foreign Assets Control. The Order contains several Articles, each addressing a separate issue concerning the BSA Program and its operation. The Order lays out the specific steps the Bank needs to take in order to bring the BSA Program back into compliance with the laws and regulations, including, among others, requirements that the Bank (i) perform a new risk assessment of the Bank’s operations, (ii) adopt and implement new procedures for customer due diligence, (iii) amend its policies and procedures for identifying and monitoring high-risk accounts, (iv) amend its procedures for monitoring currency transactions and wire transfers, (v) amend its policies and procedures for detecting and reporting suspicious activity, (vi) strengthen its Customer Identification Program procedures, and (vii) ensure that it has the necessary staffing, properly trained, to manage the BSA program. Each of these requirements and the various deadlines for remediation are described in more detail in the Order.

In response to the requirements of the Order, management and the Board of Directors of the Bank are in the process of developing a corrective action plan that is designed to remediate the deficiencies alleged in the Order. As part of this process the Bank has engaged an independent, third party consultant to assist with the development and implementation of its corrective action plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Agreement for Executive Officers

On March 14, 2007, EuroBancshares, Inc. (“EuroBancshares”) entered into Change In Control Agreements (the “Agreement”) with each of Rafael Arrillaga-Torréns, Jr., Chairman, President and Chief Executive Officer of EuroBancshares, and Yadira Mercado, Executive Vice President and Chief Financial Officer of EuroBancshares, which provides for a severance payment resulting from a termination of employment either prior to or following a Change in Control (as defined in the Agreement) of EuroBancshares or its subsidiary, Eurobank. Copies of the Agreements are attached hereto as Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference. The foregoing description of the Agreements is qualified in its entirely by reference to the terms of the Agreements attached hereto.

Pursuant to the terms of the Agreements, the Board of Directors of EuroBancshares is permitted to terminate the Agreements at any time prior to a Change in Control by providing at least ninety (90) days prior written notice to the executive officer. If the termination is due to a Constructive Termination (as defined in the Agreement) or is a result of an involuntary termination, other than a Termination for Cause (as defined in the Agreement), then Mr. Arrillaga or Ms. Mercado, as applicable, will be entitled to receive a severance payment on the date of termination, plus accrued vacation and other benefits described therein. The severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

The Agreements further provides that Mr. Arrillaga and Ms. Mercado, as applicable, will be entitled to receive a cash severance payment paid by EuroBancshares and Eurobank upon his or her termination of employment with Eurobank on or within two (2) years after a Change in Control due to either (1) a Constructive Termination or (2) his involuntary termination, other than a Termination for Cause. In the event that Mr. Arrillaga or Ms. Mercado, as applicable, continues his or her employment with Eurobank for the period commencing on the date of a Change in Control and ending on the six-month anniversary of the Change in Control (the “Stay Put Period”), then Mr. Arrillaga and Ms. Mercado, as applicable, will have the right to receive a cash severance payment paid by EuroBancshares and Eurobank upon the voluntary termination of his or her employment with Eurobank within thirty (30) days following the expiration of the Stay Put Period. In either case, the severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

Finally, the Agreements provide that for a period of two (2) years following the date of a Change in Control, Mr. Arrillaga and Ms. Mercado shall be entitled to participate, and EuroBancshares or Eurobank shall continue to make contributions on their behalf) in all health, dental, disability, accident and life insurance plans or arrangements in which they or their dependents were participating immediately prior to the date of termination as if they continued to be employees of EuroBancshares or Eurobank. In the event that Mr. Arrillaga or Ms. Mercado accepts employment with another employer during this two (2) year period, such additional benefits shall only be provided to the extent not covered by his or her new employer.

The agreement for Ms. Mercado supercedes and replaces her Executive Severance Compensation Agreement, dated as of April 12, 1999.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stipulation and Consent to the Issuance of a Cease and Desist Order with the FDIC.

10.2	Cease and Desist Order issued to Eurobank by the FDIC.

10.3	Change in Control Agreement, effective as of March 14, 2007, by and between EuroBancshares, Inc. and Rafael Arrillaga-Torréns, Jr.

10.4	Change in Control Agreement, effective as of March 14, 2007, by and between EuroBancshares, Inc. and Yadira Mercado.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: March 16, 2007	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Consent to the Issuance of a Cease and Desist Order with the FDIC.

10.2	Cease and Desist Order issued to Eurobank by the FDIC.

10.3	Change in Control Agreement, effective as of March 14, 2007, by and between EuroBancshares, Inc. and Rafael Arrillaga-Torréns, Jr.

10.4	Change in Control Agreement, effective as of March 14, 2007, by and between EuroBancshares, Inc. and Yadira Mercado.